EXHIBIT 10.33
                        MASTER REVOLVING CREDIT AGREEMENT

        THIS MASTER CREDIT AGREEMENT, dated as of February __, 1999, (the "Agreement"), is by and among EQUITY ONE, INC., a Maryland corporation, c/o Chaim Katzman, 1600 Miami Gardens Drive, Miami, Florida 33179 (the "Borrower") and CITY NATIONAL BANK OF FLORIDA, a national banking association, with its principal address at 25 West Flagler Street, Miami, Florida 33130 (the "Lender").

                              W I T N E S S E T H:

        WHEREAS, the Borrower has obtained a commitment from the Lender to make available to the Borrower a revolving line of credit facility (the "RLOC Loan") in the aggregate principal amount of THIRTY FIVE MILLION DOLLARS AND 00/100 ($35,000,000.00) DOLLARS; and

        WHEREAS, advances under the Loan in excess of SIXTEEN MILLION FIVE HUNDRED NINETY THOUSAND ($16,590,000.00) DOLLARS ("CNB Availability") are conditioned upon Lender securing participation in the Loan from the Lenders for all advances in excess of the CNB Availability; and,

        WHEREAS, the Lender has agreed that the proceeds of loans made under such RLOC Loan shall be used by the Borrower and/or its affiliates to finance commercial real estate acquisitions, payment of dividends, development activities for Borrower's properties, and working capital for general corporate purposes;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, he parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1 DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated which meanings shall be equally applicable to both the singular and the plural forms of such terms:

               ADVANCE: Advances of funds under the RLOC which shall be conditioned upon the satisfaction of certain conditions precedent specified in
Section 3.2 hereof.

               AFFILIATES: Any Person which directly or indirectly, is in control of, is controlled by or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" the Person (the "Controlling Person") if the Controlling Person possesses, directly or indirectly, power either to (i) vote Fifty-One Percent (51%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract, through the ownership of voting securities or otherwise.
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               AFFILIATED BORROWER: An affiliated entity of Borrower that may borrow money under the terms of this Master Credit Agreement. An affiliated Borrower is sometimes referred to as a Borrowing Entity, Related Entity or Affiliated Entity.

               AGREEMENT: This Master Credit Agreement, as the same may from time to time be amended.

               ASSETS: At a particular date, the fair value of the total assets of a particular person that would be set forth on a balance sheet of such person prepared at such date, and with respect to entities other than individuals, in accordance with GAAP.

               AVAILABILITY FEE: In addition to the Commitment Fee, Borrower shall pay Lender an available fee, which is calculated at 25% of the unused CNB Availability together with any additional sums for which Lender has obtained participants (the "Total Availability"). The Availability Fee shall be paid every ninety (90) days commencing from the date of execution of the Note. In determining the amount of the Availability Fee, the holdback for taxes and insurance shall be deducted, and the amount of the Total Availability shall be calculated on an annualized basis.

               AVAILABLE COMMITMENT: On any date, an amount equal to the difference between (a) the amount of the Commitment (subject to the limitations of the CNB Availability) and (b) the total of the outstanding advances under the line of credit.

               BORROWER: Equity One, Inc., a Maryland corporation, and/or is affiliates.

               BORROWING REQUEST: A written request by the Borrower for a Loan specifying (i) the proposed Loan Closing Date, (ii) the amount of the proposed Loan, (iii) a legal description of the Property to be financed with the proceeds of the proposed Loan, and (iv) a copy of the executed Purchase and Sale Agreement.

               COMMITMENT: The obligation of Lender to make Loans to Borrower in a maximum aggregate principal amount of $35,000,000.00 at any time, subject to obtaining loan participation's for loans in excess of the CNB Availability.

               COMMITMENT EXPIRATION DATE: All advances made pursuant to this Master Credit Agreement shall be repaid on or before January ___, 2002.

               COMMITMENT FEES: Borrower has paid lender the initial commitment fee in the sum of $18,750.00.

               COMMITMENT LETTER: shall mean the commitment letter from Lender to Borrower, dated November 23, 1998, and accepted and as modified by Borrower on December 10, 1998, regarding the Line of Credit.

               COMMONLY CONTROLLED ENTITY: An entity, whether or not incorporated, which is under common control with the Borrower with in the meaning of Section 4001 of ERISA.
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               ERISA: The Employee Retirement Income Security Act of 1974, as
the same may from time to time be amended, or any successor legislation thereto which may replace, amend or otherwise modify provisions thereof.

               EVENT OF DEFAULT:  As defined in Section 7.1 hereof.

               GAAP: Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof.

               HAZARDOUS SUBSTANCES: Any substance or material (a) identified in the Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC ss. 9601(14) and as set forth in Title 40, Code of Federal Regulations, Part 302, as the same may be amended from time to time, or
(b) determined to be toxic, a pollutant or contaminant, under Federal, state or local statute, law, ordinance, rule or regulation or judicial or administrative order or decision, as the same may be amended from time to time, including but not limited to, petroleum and petroleum products as defined in Sec. 376.301(10), Florida Statues, as may be amended from time to time, (c) asbestos, (d) radon,
(e) polychlorinated biphenyls and such other materials, substances or waste which are otherwise dangerous, hazardous, harmful or deleterious to human health or the environment.

               INCREASE PROMISSORY NOTE: Promissory note executed by Borrower to evidence any advances above the CNB Availability.

               INDEBTEDNESS: (a) all indebtedness, whether present or future, for borrowed money or for the deferred purchase price of any property, (b) all indebtedness, whether present or future, secured by a lien on property, and (c) all obligations of partnerships or joint ventures in respect of which the Person is primarily or secondarily liable as a partner or joint venturer or otherwise (provided that, for purposes of determining the amount of the indebtedness, the full amount of such obligations, without giving effect to the counterpart liability or contributions of other participants in the partnership or joint venture, shall be included).

               LENDER: City National Bank of Florida, a national banking association.

               LIABILITIES: At a particular date, the amount of liabilities, including without limitation contingent liabilities, of a particular person that would be set forth on a balance sheet of such person prepared at such date, and with respect to entities other than individuals, otherwise in accordance with GAAP.

               LIBOR: The term LIBOR Rate means the fluctuating rate per annum equal to the rate published in The Wall Street Journal as determined by the Lender as the average London Interbank Market Offering Rate (LIBOR) at which deposits in United States dollar with a term equal to thirty (30) days were offered in the London Interbank Market.
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               LINE OF CREDIT: The $35,000,000.00 revolving line of credit made available by Lender to Borrower pursuant to the terms, provisions and conditions of this Agreement.

               LINE OF CREDIT CLOSING DATE: The date set forth in the introduction to this Agreement.

               LOAN:  The Loan evidenced by the RLOC Note.

               LOAN ADVANCE: Any principal amount advanced by Lender to or on behalf of Borrower or any affiliated Borrower under the Line of Credit pursuant to the terms, provisions and conditions of this Agreement and the Loan Documents.

               LOAN CLOSING DATE: The closing date and time of each Loan, which shall be satisfactory to Lender but in no event later than 30 days after the delivery to Lender of a Borrowing Request, assuming that the Borrower has satisfied all of the conditions set forth in Section 3.2 hereof.

               LOAN DOCUMENTS:  As such term is defined in Section 2.3 hereof.

               PBGC: The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any successor corporation established under ERISA.

               PERSON: Any natural person, corporation, unincorporated organization, trust, joint-stock company, joint venture, association, company, partnership or government, or any agency or political subdivision of any government.

               PLAN: At any particular time, any employee benefit plan which is subject to the provisions of Title IV of ERISA and which is maintained in whole or in part for employees of the Borrower, any of its Subsidiaries or any Commonly Controlled Entity, and in respect of which the Borrower or a Commonly Controlled Entity is (or if such Plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               RELEASE PRICE: Borrower shall be entitled to release any property which is encumbered b y the lien of the Mortgage, provided that, after payment of the release price, the property which remains encumbered by the lien of the Mortgage has a Fair Market Value, as determined under this Agreement, which results in a loan to value ratio of no greater than Seventy (70%) Percent for improved property and Fifty (50%) Percent for vacant property.

               REVOLVING LINE OF CREDIT PROMISSORY: The Promissory Note executed simultaneously herewith in the original principal sum of $16,590,000.00.

               SOLVENT: With respect to any person on a particular date, on such date (a) the faire value of the Assets of such person, exclusive of (i) Assets transferred, concealed, or removed with intent to hinder, delay, or defraud such person's creditors and (ii) Assets that may be exempted under 11 U.S.C. ss. 522, is greater than the total amount of Liabilities of such person,

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(b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person is able to realize upon its assets and pay its debts and other liabilities beyond such person's ability to pay as such debts and other liabilities, beyond such person's ability to pay as such debts and liabilities mature, (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute unreasonably small capital and (e) such person does not intend to incur, and does not believe that it will incur, debts that would be beyond its ability to pay as they mature.

               SUBSIDIARY: Any Person in which other Person may own, directly or indirectly, an equity interest of more than 50%, or which may effectively be controlled by such Person.

               TANGIBLE NET WORTH: At a particular date, Assets of a particular person (excluding goodwill and such assets which are properly classified as tangible assets on a balance sheet of such person prepared in accordance with
GAAP) less Liabilities of such person at such date.

        Section 1.2 OTHER DEFINITIONAL PROVISIONS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection and exhibit references are references to this Agreement unless otherwise specified.

                                   ARTICLE II

                                      LOANS


        Section 2.1 COMMITMENT TO MAKE LOANS

        (a) ADVANCES. The Lender agrees, on the terms of this Agreement, to make make Advances in United States dollars to the Borrower and/or an Affiliated Borrower for a period commencing on the Line of Credit Closing Date and terminating on the Commitment Expiration Date, or, if an Event of Default has occurred prior to such date, on the date on which the Borrower receives notification that the Lender's Commitment has been terminated in full pursuant to Article VII hereof.

        (b) PRE-COMMITTED ADVANCES.

            Lender has approved advances totalling the sum of SIXTEEN MILLION FIVE HUNDRED NINETY THOUSAND AND NO/100 ($16,590,000.00) DOLLARS to the following entities and in the amounts set forth below:

            Equity One (Sky Lake) Inc., a
            Florida corporation, to be secured
            by a mortgage on the real property
            described on Exhibit "A".          Improved Parcel:  $ 1,155,000.00
                                               Vacant Parcel     $ 6,352,000.00

            Equity One (Beta) Inc., a Florida
            corporation, to be secured by a
            mortgage on the real property
            described on Exhibit "B".                            $ 3,815,000.00

            Equity One (Beauclerc) Inc., a
            Florida corporation, to be secured
            by a mortgage on the real property
            described on Exhibit "C".                            $ 2,030,000.00

            Gazit (Meridian) Inc., a Florida
            corporation, to be secured by a
            mortgage on the real property
            described on Exhibit "D".          Improved Parcel:  $ 2,225,500.00
                                               Vacant Parcel     $ 1,115,000.00
                                                                 ---------------
                   TOTAL:                                        $16,590,000.00

       Section 2.2 NOTICE AND MANNER OF BORROWING. Each Advance shall be funded upon satisfaction of all pre-closing conditions contained in this Agreement. Lender acknowledges that the pre-closing condition for the Pre-Committed Advances has been satisfied.

        Section 2.3 ADVANCE DOCUMENTS. With respect to each Advance, including the Pre-committed Advances, the Borrower shall execute and deliver to Lender on the applicable Loan Closing Date the following documents (collectively, the "Loan Documents") to evidence and/or secure such Loan:

                      (a) NOTE. Promissory Note in the form of Exhibit "E" attached hereto and made a part hereof, with appropriate insertions, in the amount of the Loan.

                      (b) MORTGAGE. First mortgage encumbering the fee interest in the Land and Building (if improved) financed with the proceeds of such Loan, and creating a perfected first security interest in any improvements constructed on the Land and all furniture, furnishings, equipment, fixtures, building supplies and materials installed in, affixed to, placed upon or otherwise utilized in the operation of such land, including all additions hereto, substitutions therefor and replacements thereof, which mortgage shall be in the form of Exhibit "F" attached
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hereto and made a part hereof, with appropriate insertions. Furthermore,
Borrower shall execute appropriate UCC-1 financing statements as required by Lender. For all Advances above the Pre-Committed Advances, Borrower and the Affiliated Borrower, if applicable, shall execute and deliver a Promissory note (evidencing the amount of the increase) on the same terms as the Note and a Mortgage Modification and Spreader Agreement, prepared by Lender's counsel, if the Added Parcel is located in the State of Florida. If the Added Parcel is located outside the State of Florida, Borrower and Affiliated Borrower, if applicable, shall execute such security documents as Lender and its counsel may require.

                      (c) ASSIGNMENT OF RENTS AND LEASES. An assignment of all rents, issues and profits with respect to he Building and Land financed with the process of such Advance, which assignment shall be in the form of Exhibit "G" attached hereto and by this reference made a part hereof, with appropriate insertions.

                      (d) ENVIRONMENTAL COMPLIANCE AND INDEMNITY AGREEMENT. An Environmental Compliance and Indemnity Agreement with respect to the Building and Land financed with the proceeds of such Advance in the form of Exhibit "H" attached hereto and by this reference made a part hereof, with appropriate insertions.

                      (e) ADVANCES ABOVE CNB AVAILABILITY. For all advances above the CNB Available and as a condition thereto, Borrower and the Affiliated Borrower, if applicable, and if the Real Property which is to serve as additional collateral ("Added Parcel") is located within the State of Florida, a Mortgage Modification and Spreader Agreement shall be executed and recorded in the County where the Added Parcel is located so that said advance will be secured by a first lien under the Mortgage. If the Property is located outside of the State of Florida, then Borrower shall cause the advance to be secured by a first lien on the Property through a Mortgage or Deed of Trust according to the laws of the State in which the Property is situated.

                      (f) LIMITATIONS ON ADVANCES. Notwithstanding anything to the contrary contained herein, the total value for advance purposes, of vacant land shall not exceed $7,400,000.00.

                      (g) OTHER DOCUMENTS. Such other documents customarily required by Lender, including, without limitation, affidavits, UCC-1 Financing Statements, anti-coercion statements, flood notices and closing statements.

        Section 2.4 INTEREST. Each Advance shall bear interest on the unpaid principal balance thereof at a variable rate per annum equal to Two Hundred Twenty Five (2.25%) Basis Points over the one month (30-day) LIBOR Rate in effect on the first day of each interest period.

        Section 2.5   PAYMENTS.

                      (a) INTEREST. During the entire term of this RLOC Loan, interest shall be payable in arrears on the principal balance thereof outstanding from time to time.
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                      (b) PRINCIPAL. The outstanding principal balance and all
accrued and unpaid interest and any and all other payments due under this RLOC Loan shall be due and payable in full on the Maturity Date.

                      (c) BORROW AND REBORN. Prior to maturity, and provided the Loan is current and no Event of Default has occurred, as such term is defined in the Note (a copy of the form of Note is attached hereto and made a part hereof as Exhibit "E"), Maker may use the revolving line of credit by borrowing on, paying or prepaying the Note, in whole or in part, and reborrowing all in accordance with and subject to the terms and conditions of the Mortgage (a copy of the form of Mortgage is attached hereto and made a part hereof as Exhibit "F"0.

        Section 2.6 SUBSTITUTE COLLATERAL. Borrower may, subject to Lender's prior approval, which approval may be given or withheld in Lender's sole and absolute discretion, substitute, collateral, whereby Lender will release the property to be substituted from the lien of the Mortgage and Lender shall simultaneously be given a first mortgage lien on the substituted property, provided, with respect to the substituted property, all the terms and conditions to an Advance have occurred to the Lender and its counsel's satisfaction. If Lender agrees to substitute collateral, Borrower shall pay Lender an administrative fee, at the time of closing on the substituted collateral, in the sum of $5,000.00, together with all out of pocket expenses incurred by Lender including counsel fees, for each transaction in which collateral is substituted.

        Section 2.7 HOLDBACK FOR REAL ESTATE TAXES AND INSURANCE. For all Loans, Lender shall hold back from availability under the RLOC Loan an amount which would be sufficient to pay one year's real estate taxes on all property which is encumbered b the lien of the Mortgage, and for all improved property encumbered by the lien of the Mortgage, an amount equal to one year's insurance premium for the casualty insurance. No interest shall be paid on the foregoing holdbacks unless said sums are actually advanced for the payment of real estate taxes and/or insurance. If Borrower fails to provide Lender with proof of payment of real state taxes on or before December 31 of the year in which the taxes are due, Lender may advance the sum held back for payment of the real estate taxes, which swum shall be secured by the lien of the Mortgage. Likewise, if Borrower fails to provide proof of payment of the casualty insurance premium, on or before the date that the premiums is payable, Lender may advance the sum held back in payment of the insurance premium and it shall also be secured by the lien of the Mortgage.
                                   ARTICLE III

                              CONDITIONS PRECEDENT

        Section 3.1 INITIAL CONDITIONS PRECEDENT. The Lender shall not be obligated to make any Advances hereunder unless the following conditions have been satisfied in the sole opinion of the Lender and its counsel:

                      (a) AGREEMENT. This Agreement shall be been duly executed and delivered by both Borrower and Lender.

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                      (b) AUTHORIZATION DOCUMENTS. Borrower and/or an Affiliated
Borrower shall, with respect to the Pre-Committed Advances, and as a condition precedent to adding additional property as collateral under this Agreement, have delivered to Lender a certified copy of the articles of incorporation of the entity owning the Property for which an advance is requested and a certificate of good standing from the appropriate governmental authority, a copy of the by-laws of said entity, a certified copy of the resolution of the board of directors authorizing execution of the Loan Documents and an incumbency certificate stating the offices held by each signatory.

                      (c) OPINION LETTER. Borrower shall have delivered to Lender an opinion of Borrower's counsel reasonably acceptable to Lender and its counsel.

                      (d) FINANCING STATEMENT. Borrower shall have delivered to Lender current certified financial statements, reflecting its Assets, all its Liabilities and showing Borrower has a debt to net worth ratio of no less than
1.85 to 1.

                      (e) OTHER DOCUMENTS. Borrower shall have delivered to Lender of such other documents reasonably deemed necessary by Lender, which must be in form and substance acceptable to Lender and its counsel.

        Section 3.2 CONDITIONS, PRECEDENT TO THE FUNDING OF ADVANCES. Lender's obligation to make such Advance shall be subject to the following conditions precedent.

                      (a) LOAN DOCUMENTS. All Loan Documents shall have been duly executed and delivered by Borrower to Lender.

                      (b) NO DEFAULT. No Event of Default hereunder or under any of the documents which secure payment of this RLOC Loan or any Loan Document shall have occurred and be continuing or will occur upon the making of the Advance, and all representations and warranties made by the Borrower or an Affiliated Borrower hereunder and/or in any Loan Documents shall be true and correct with the same effect as though the representations and warranties had been made on and as of the Loan Closing Date.

                      (c) FINANCIAL CONDITION. The financial condition or operations of the Borrower shall not have changed adversely in any material respect. In addition, Chaim Katzman or Doron Valero shall be the chief executive officer of Borrower and shall be responsible for managing and controlling the operations of Borrower.

                      (d) AUTHORIZATION DOCUMENTS. Borrower shall have delivered to Lender at least five (5) business days prior to the Date on which Borrower shall complete the closing which adds the Added Parcel as security for payment of the RLOC Loan copies of the articles of incorporation (or other organizational documents), good standing certificates and bylaws of the Borrowing Entity, certified copies of resolutions of the board of directors (or other governing Person(s)) of the borrowing entity approving the execution of the Loan Documents and authorizing the individual signatories to execute the Loan Documents on behalf of
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Borrowing entity, together with a certificate of incumbency stating the offices or positions held by each such signatory.

                      (e) OPINION LETTER. Borrower shall have deliver to Lender an opinion of Borrower's counsel reasonably acceptable to Lender and its counsel.

                      (f) APPRAISAL. Prior to closing on the Added Parcel, Lender must receive a current appraisal of the Added parcel securing payment of the Loan expressing an opinion of market value which results in a loan to value ratio for income producing properties of no greater than seventy (70%) percent s determined by Lender and a loan to value ratio for vacant land of no greater than (50%) percent as determined by Lender. The Lender must arrange for the appraisal and engage the appraiser. Each appraisal must be ordered directly by the Lender and must conform to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA) and the related rules and regulations of the Officer of the Comptroller of the Currency (the OCC), 12 CFT part 34, effective August 24, 1990, as amended. Each appraisal, including without limitation, the appraiser and appraisal methodology and the conclusion(s) of market value, shall be subject to Lender's review and approval. All appraisal costs and fees shall be paid by Borrower and Borrower hereby agrees to immediately pay or prepay such appraisal costs or fees upon the request of Lender.

                      (g) ENVIRONMENTAL AUDIT. Receipt and satisfactory review and approval of Lender of a phase I environmental audit or assessment report, at Borrower's expense, of the condition of the Added Parcel, performed to the Lender's satisfaction by a qualified environmental consultant or the independent engineer acceptable to Lender in its sole and absolute discretion, verifying that no environmental contamination on the Land has occurred or is imminent and containing adequately supported and documented conclusions (which conclusions must be satisfactory to the Lender, in its sole discretion) which evaluates (i) whether any hazardous or toxic substances, hazardous wastes, pollutants, contaminants, or any other environmental hazards are present in the soil, surface water or groundwater at or adjacent to the Land; (ii) whether operations at the Land are in compliance with all federal, state and local air quality and water quality regulations and other applicable environmental laws; and (iii) whether there are any other potential or actual environmental concerns from current or prior ownership and uses of the Land. The contract with the consultant for the conduct of an environmental audit or assessment shall contain a provision which expressly states that the Lender is an intended beneficiary of the contract and is entitled to rely on any report of findings or conclusions or the results of the environmental audit.

                      (h) ASBESTOS INSULATION. It is also a condition of the Lender's obligation to close on each advance or accept an added Parcel as collateral hereunder encumbering improved property, that the Borrower furnish the Lender with evidence, satisfactory to the Lender and its attorneys, that there is no asbestos insulation in the improvements to the mortgaged property.

                      (i) DOCUMENTARY STAMPS AND INTANGIBLE TAX. Borrower shall indemnify and hold Lender harmless of and from any and all liability in connection with the
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payment of documentary stamp r intangible tax in connection with advances made hereunder, which indemnification shall survive closing or a repayment of the Loan.

                      (j) PROPERTY EVALUATION REPORT. For each Loan encumbering improved property which secures repayment of the Loan, Borrower shall provide Lender a Property Evaluation Report prepared by a licensed engineer showing the Property in a condition reasonably acceptable to Lender.

                      (k) TITLE SURVEY. For each property which __________ repayment of the RLCO Loan, Borrower shall provide Bank with a title survey of the premises by a licensed or registered land surveyor who shall be acceptable to Lender, certified to Borrower, Lender and the title insurance company, which shall show a state of facts in form, scope and substance acceptable to Bank, including but not limited to, an adequate and accurate legal description, interior lot lines, if any, the location of all adjoining streets, gores and overlaps with adjacent property, the location of all improvements on the Mortgaged Property, location of utilities, elevations, high water marks, easements and rights-of-way, whether of record or apparent, ingress and egress to and from each of the Mortgaged Properties and natural and constructed objects affecting the premises and showing any encroachments and/or discrepancies with any record instruments or existing boundary markers and shall contain a calculation of the amount of land included in the survey.

                      (l) TITLE INSURANCE. Borrower shall provide Lender with a title insurance policy with a liability limit of no less than Seventy (70%) Percent of Fair Market Value of improved property and Fifty (50%) Percent of Fair Market Value of vacant land insuring the Mortgage and if modified and spread to Lender as a first lien on the good and marketable fee simple title to each of the mortgaged properties and issued by a title insurance company (with co-insurance or re-insurance with direct access agreements as Lender may require) in such forms, amounts and by such title insurance companies as shall then be satisfactory to Lender o in the event of advances above the CNB Availability and the Property is located in Florida, an endorsement to the existing policy of title insurance insuring that the mortgage constitutes a first lien on the good and marketable fee simple title to the Property for which the lien of the mortgage has been spread. The title insurance policies shall be subject only to such exceptions as shall be approved by Lender's counsel subject to Borrower's right to transfer a lien to security in accordance with Florida Statute 713.24 so as not to affect the Lender's first lien on the good and marketable fee simple title to the mortgage properties and shall have a variable rate, environmental lien, Florida form 9 endorsements and such other endorsement required by Lender's counsel. If land is vacant, Borrower shall provided general liability insurance naming Lender as an additional insured in amounts acceptable to Lender and written insurance companies authorized to do business in Florida and acceptable to Lender.

                      (m) OTHER DOCUMENTS. Borrower shall have delivered to Lender such other documents reasonably deemed necessary to Lender, which must be in form and substance acceptable to Lender.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        In order to induce Lender to enter into this Agreement and to make Loans, Borrower and each of the Borrowing Entities shall have been deemed to have made the following representations and warranties to the Lender, all of which shall survive the execution and delivery of this Agreement and any Loan
Documents:

        Section 4.1   DUE EXISTENCE AND POWER OF BORROWER ENTITY.

                      (a) The Borrower is a Maryland corporation authorized to do business in the State of Florida and validly existing and in good standing under the laws of the State of Maryland;

                      (b) Each of the Borrowing Entitles is a cooperation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted;

                      (c) Borrower and each of the Borrowing Entities have compiled with all filing, registration and other requirements of state and local laws, insofar as such laws relate to doing business;

                      (d) Borrower has the full power and authority to execute, deliver and perform its obligations under this Agreement; and

                      (e) Borrower has the power and the authority to make and perform this Agreement, and this Agreement does, and the Loan Documents when executed and delivered for value will, constitute the legal, valid and binding obligations of Borrower and the Borrowing Entities enforceable with accordance with their respective terms.

        Section 4.2 FINANCIAL CONDITION. The financial statements previously delivered by Borrower to Lender are complete and correct in all material respects and fairly present the financial condition of Borrower as of the dates thereof and the results of its/their operations. Other than as disclosed by those financial statements, Borrower has no direct or contingent obligations or liabilities which would be material to the financial position of the Borrower or any material unrealized or anticipated losses from any commitments of the Borrower. Since the date of such financial statements, there has been no material adverse change in the business or financial condition of the Borrower of any Borrowing Entity.

        Section 4.3 FULL DISCLOSURE. The financial statements referred to in
Section 4.02 do not, nor does this Agreement, or any written statement furnished by the Borrower or any Borrowing Entity to the Lender in connection wit the negotiation of this Agreement, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which is known or should be known in the exercise of due diligence which the Borrower or any Borrowing Entity has not disclosed to the Lender in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is reasonably likely to prove to materially and adversely affect the business or financial condition of the Borrower, or the ability of the Borrower to perform this Agreement.

        Section 4.4 LITIGATION. There is no suits or proceedings pending, or to the knowledge of the Borrower or any Borrowing Entity, threatened before any court or by or before any governmental authority against or affecting the Borrower or any Borrowing Entity, which, if adversely determined, would have a material adverse effect on the business or financial condition of Borrower.

        Section 4.5 PAYMENT OF TAXES. The Borrower and each Borrowing Entity have filed or cause to be filed, or have obtained extensions to file all federal, state and local tax returns which are required to be filed, and have paid or caused to be paid, or have reserved on its books amounts sufficient for the payment of, all taxes as shown on said returns or on any assessment received by it, to the extent that the taxes have become due, except as otherwise permitted by the provisions hereof. No tax liens have been filed and the Borrower has not been notified of, or otherwise ha knowledge of, any claim being asserted with respect to any such taxes, fees or other charges which could have a material adverse effect on the business or financial condition of the Borrower.

        Section 4.6 NO ADVERSE RESTRICTIONS OR DEFAULTS. Neither Borrower nor any Borrowing Entity is a party to any agreement or instrument or subject to any court order or judgment, governmental decree, charter or other corporate restriction which is likely to have material adverse affect on its/their business, properties or assets, operations or condition (financial or otherwise). Neither Borrower nor any Borrowing Entity is in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instruments to which it/he is a party or by which the Borrower or any Borrowing Entity or its/his respective properties may be bound or affected, or under any law, regulation decree, order or the like.

        Section 4.7 INVESTMENT COMPANY ACT. Borrower is not any "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 4.8 AUTHORIZATIONS. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or any Borrowing Entity or for the conduct of business in which the Borrower is engaged, have been duly issued and are in full force and effect, and the Borrower has received no notice that the Borrower is in default under any order, decree, ruling, regulation, or other decision or instrument of any governmental authority having jurisdiction over the Borrower, which deferral which have a material adverse effect on the Borrower. No approval, consent or authorization of, or filing or registration with any governmental authority is required with respect to the execution, delivery or performance of this Agreement.

        Section 4.9 USE OF PROCEEDS OF ADVANCES. The proceeds of the Loan shall be used by the Borrower exclusively for the purposes set forth in this Agreement. Borrower is not engaged principally, or as one of its important activities, in the business or extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Lender, the Borrower will furnish to the Lender in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation.

        Section 4.10 ERISA. The Borrower does not have any Plans under ERISA, the unfunded liabilities of which upon termination could be held to be a liability of Borrower by the PBGC.

        Section 4.11 FAIR LABOR STANDARDS ACT. The Borrower has complied with, and will continue to comply with, the provisions of the Fair Labor Standard Act of 1938, 29 U.S.C. ss. 200, et seq., as amended from time to time (the "FSLA").

        Section 4.12 SOLVENCY. The Borrower and each Borrowing Entity is Solvent, and has capital sufficient to carry on its business. The Borrower and each Borrowing Entity shall remain Solvent after the consummation of the transactions contemplated hereby.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

        The Borrower and each Borrowing Entity (if applicable) covenant and agree that from the Line of Credit Closing Date and until payment in full of the principal of and interest on each Loan and the termination in full of the Commitment, unless the Lender shall otherwise consent in writing, the Borrower and each Borrowing Entitle will:

        Section 5.1 LOAN PROCEEDS. Use the proceeds of the Loans only for the purposes set forth in this Agreement and furnish the Lender with all evidence that it may reasonably require with respect to such use.

        Section 5.2 MAINTENANCE OF BUSINESS AND PROPERTIES. Continue to conduct and operate its business substantially as conducted and operated during the present and preceding fiscal year; at all times maintain, preserve and protect all rights, licenses, privileges, patents, franchises and trade names necessary in the conduct of its business and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and advantageously at all times.

        Section 5.3 PAYMENT OF INDEBTEDNESS, TAXES, ETC. Pay all of its Indebtedness and obligations promptly and in accordance with normal terms and comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business; and pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its property or upon any part thereof, before the same shall become in default, except for real estate taxes which shall be paid prior to December 31 in the year for which they are assessed, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien upon such properties or any part thereof, all of the foregoing to be performed in accordance with the Loan Documents. In addition, Borrower shall be reasonable for all intangible taxes when the total of all advances including advances for monies which have been re-borrowed under the RLOC exceed the sum of Thirty Five Million ($35,000,000.00) Dollars. Borrower, with each advance over $35,000,000.00, shall pay the intangible tax calculated on such advance to Lender.

        Section 5.4 COMPLIANCE WITH LAWS. Duly observe, conform and comply with all laws, decisions, judgments, rules, regulations and order of all governmental authorities relative to the conduct of its business, its properties, and as assets, except those being contested in good faith by appropriate proceedings diligently pursued; and obtain, maintain and keep in full force and effect all governmental licenses, authorizations, consents and permits necessary to the proper conduct of its business.

        Section 5.5 FINANCIAL STATEMENTS, REPORTS, ETC. Borrower shall furnish or cause to be furnished to Lender (a) within 120 days after the end of each fiscal year of Borrower, audited financial statements of profit and loss for each such fiscal year and balance sheets as of the end of each such year of the Borrower, in reasonable detail, prepared in accordance with GAAP consistently applied, and certified by independent public accountants acceptable to Lender;
(b) annual operating statements respecting each income producing property, including, annual leasing and occupancy reports, certified to by the chief financial officer of Borrower; (c) on the latter of May 1 or 30 days after the same are filed, a copy of the tax return of Borrower; and (d) reports in form and content satisfactory to Lender with respect to operating results as requested from time to time by Lender.

        Section 5.6 RIGHT OF ACCESS TO ACCOUNTING RECORDS. No more frequently than one time per year, allow Lender to audit all of Borrower's books and accounting records at Lender's expense. Such books and accounting records shall be maintained at all times at the offices of Borrower or at such other locations as shall be acceptable to Lender.

        Section 5.7 NOTICE OF LITIGATION AND OTHER PROPERTIES. Give prompt notice in writing to the Lender of the commencement of (a) all material litigation which, if adversely determined, might materially and adversely affect the business or financial condition of the Borrower or any Borrowing Entity; and
(b) any citation, order, decree, ruling or decision issued by, or any denial of any application or petition to, or any proceedings before any governmental commission, bureau or other administrative agency or public regulatory body against or affecting the Borrower or any property of the Borrower, or any lapse, suspension or other termination or modification of any certification, license, consent or other authorization of any agency or public regulatory body, or any refusal of any thereof to grant any application therefor or renewal thereof, in connection with the operation of any business conducted by the Borrower or any Borrowing Entity, which might have a material and adverse effect upon the business or financial condition of the Borrower or any Borrowing Entity.

        Section 5.8 APPRAISALS. Notwithstanding any term or provision hereof or any Loan Document to the contrary, if at any time and for any reason Lender in its sole discretion determines that the value of any Land or Buildings financed with the process of any Loan may have declined or be less than Lender previously anticipated, Lender shall order, at Borrower's sole cost and expense, a current appraisal of such Land from an appraiser designated by Lender and inform an content as required by Lender. Borrower shall cooperate fully with any such appraiser and provide all such documents and information as such appraiser may request in connection with such appraiser's performance and preparation of such appraisal. Borrower's failure to promptly and fully comply with Lender's requirements under this Section 5.8 shall upon ten (10) days' notice, constitute an Event of Default.

        Section 5.9   YEAR 2000 COMPLIANCE.

                      (a) Borrower represents and warrants as follows: The Borrower has (i) initiated a review and assessment of all areas within its and each of its respective affiliates', subsidiaries' and other related entities (the "Related Entities") business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower, or any of its respective Related Entities (or their suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and
(iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its, or any of its Related Entities' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect on the Borrower's, or any Related Entities' business, operations, creditworthiness or financial status.

                      (b) Borrower covenants as follows: The Borrower will promptly notify the lender in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is a material to its or any of its respective affiliates', subsidiaries', or other Related Entities' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the Borrower's, or any Related Entities' business, operations, creditworthiness or financial status.

         Section 5.10 SINGLE PURPOSE ENTITY. The Mortgage shall contain the following clauses:

                      (a)    MAINTENANCE OF EXISTENCE.

                             (i) Each Mortgagor any Related Entity, as such term
is defined in the Loan Agreement, at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity, as such term is defined in the Loan Agreement.

                             (ii) Each Mortgagor and any Related Entity, at all
times since their organization, have complied and will continue to comply with the provisions of its certificate of incorporation and by-laws or articles of organization, as applicable, and the laws of its jurisdiction of organization relating to corporations.

                             (iii) All customary formalities regarding the
corporate existence of each Mortgagor and any Related Entity have been observed at all times since its formation and will continue to be observed.

                             (iv) Each Mortgagor and Related Entity have, at all
times, accurately maintained and will continue to accurately maintain their respective financial statements, accounting records and other corporate documents separate from those of each other or of any other Person. Each Mortgagor and Related Entity have not, at any time since their formation, commingled and will not commingle, their respective assets with those of any other persons. Each Mortgagor and Related Entity have, at all times since their formation, accurately maintained, and will continue to accurately maintain, their respective bank accounts, payroll and separate books of account.

                             (v) Each Mortgagor and Related Entity have, at all
times, paid, and will continue to pay, their own liabilities from their own separate assets.

                             (vi) Each Mortgagor and Related Entity have been,
at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

                             (vii) Each Mortgagor (a) does not own and will not
own any encumbered asset other than its present interest in the Mortgaged Property described in Exhibits attached hereto; (b) is not engaged and will not engage in any business other than the ownership, management and operation of the Mortgaged Property; (c) will not enter into any contract or agreement with any affiliate of any Mortgagor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's length basis with third parties other than an Affiliate; (d) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than the Loan; and (e) has not made and will not make any loans on advances to any Person [including Affiliate].

                             (viii) Mortgagors will not change its name or
county of principal place of business.

                             (ix) Related Entity does not have and will not have
any subsidiaries or partnership or membership interests in any Person other than in Borrower or the Other Mortgagors.

                             (x) Each Mortgagor will preserve and maintain its
existence as a corporation and all material rights, privileges, trade names and franchises.

                             (xi) No Mortgagor or Related Entity will merge or
consolidate with, or sell all or substantially all of its respective assets to any person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).

                             (xii) No Mortgagor or Related Entity has, at any
time since its formation, assumed or guaranteed, and will assume or guarantee, the liabilities of its shareholders or any predecessor corporation, each as applicable, any affiliates, or any other Person. No Mortgagor or Related Entity has, at any time since its formation, acquired, and will not acquire, obligations or securities of its shareholders, any Affiliates or any other Person. No Mortgagor or Related Entity has, at any time since its formation, made, and will not make loans to its shareholders, any Affiliates or any other Person. No Mortgagor or Related Entity has any known contingent liabilities nor does either have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either is a party or by which either is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under the Loan Documents.

                             (xiii) No Mortgagor or Related Entity has, at any
time since its formation entered into and was not a party to, and will not enter into or be a party to any transaction with its shareholders or any Affiliates thereof except in the ordinary course of business on terms which are no less favorable than would be obtained in a comparable arm's length transaction with an unrelated third party.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees that from the Line of Credit Closing Date and until payment in full of the principal of and interests on each Loan and the termination in full of the Commitment, unless the Lender shall otherwise consent in writing, the Borrower will not:

        Section 6.1 CHANGE IN MANAGEMENT OF BORROWER AND OWNERSHIP OF ANY BORROWING ENTITY. For so long as any Loan is outstanding under this Agreement, Chaim Katzman or Doron Valero ("Katzman" and "Valero") shall continue to control the operations of the Borrower, including the day to day affairs. This continuity in management is a material inducement to Lender to close on this Agreement as it is relying on the experience and expertise of Katzman and Valero in the Borrower's principal place activities. Likewise, there shall be no change in the ownership or control of any Borrowing Entity that owns property which remains encumbered by the lien of Lender's Mortgage during the term of this Agreement.

        Section 6.2 LIMITATIONS ON SALE, ETC. Without Lender's prior written consent, no Mortgagor shall sell, convey, mortgage or encumber (or contract to sell, convey or transfer in exchange for installment payments) any Land or Building encumbered by the lien of the Mortgage securing payment of the Note, or any interest therein (legal or beneficial), or be divested of title or any interest therein (legal or beneficial) in any manner or way, whether voluntary or involuntary, by operation or law or otherwise.

        Section 6.3 LIMITATION ON FINANCING. Permit any secondary financing or any other encumbrance of any nature whatsoever to be placed, levied or otherwise imposed on any of the security or collateral for any Loan.

        Section 6.4 NAME. Change its name without Lender's prior written consent, not to be unreasonably withheld or delayed.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

        Section 7.1 EVENTS OF DEFAULT. If any one of the following "Events of Default" shall occur:

                      (a) Any representation or warranty made by the Borrower or any Affiliated Entity in any Loan Document or in any certificate or report furnished by the Borrower or any Affiliated Entity hereunder shall prove to have been false or misleading in any material respect as of the date on which same was made; or

                      (b) The Borrower or any Affiliated Entity shall fail to pay (i) any payment of interest under the Note evidencing the Loan made hereunder within 10 days after the due date thereof, or any payment of principal on the due date thereof; and (ii) any other sums to be paid by Borrower hereunder within 10 days after the due date; or

                      (c) The Borrower or any Affiliated Entity shall default in the performance of any agreement, covenant, condition, agreement contained herein (other than the payment of money) and such default shall not be curable or shall consist of a violation of the provisions of Sections 6.2 or 6.3 hereof, in which case no grace period shall be applicable, or if curable and relating to defaults other than a failure to observe the provisions of Sections 6.2 or 6.3 hereof, shall continue beyond any grace period specifically applicable to such default, and if no grace period is specifically applicable, for a period of 10 days in the event of a violation of the provisions of Section 6.1 hereof, otherwise for 30 days after written notice thereof from Lender to Borrower (unless such default, if curable, requires work to be performed, acts to be done or conditions to be remedied which by their nature cannot be performed, done or remedied, as the case may be, within such 30 days period, in which case Borrower shall have an additional time to cure, and Borrower shall diligently and continuously process the same to completion; provided, however, that in no event shall such cure period in its entirety exceed 60 days); or

                      (d) Borrower or any Affiliated Entity shall file, or there shall be filed against such Entity, a petition in bankruptcy or insolvency or a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other applicable Federal, state or other statute or law (hereinafter collectively or individually Federal, state or other statute or law (hereinafter collectively or individually referred to as "Insolvency Proceedings"), or a receiver, trustee or liquidator shall have been appointed with respect to any such Entity. Notwithstanding the foregoing, in the event of an involuntary Proceeding against any such Person, such Entity shall have a period of ninety (90) days within which to cause such involuntary Insolvency Proceeding to be vacated, dismissed, discharged or bonded pending appeal, in which case such involuntary Insolvency Proceeding shall not be an Event of Default hereunder; or

                      (e) The financial condition or operations of Borrower or any Affiliated Entity shall have changed adversely in any material respect from its condition as heretofore represented to Lender; or

                      (f) Final judgment for the payment of money in an amount in excess of $200,000.00 shall be rendered against Borrower and in excess of $50,000.00 for any Affiliated entity and the same shall not have been discharged, bonded or stayed within thirty (30) days thereof; or

                      (g) An "Event of Default" shall occur under the terms of any of the Loan Documents.

        THEREUPON, in the case of any such event other than an event described in subsection (d) of this Section 7.1, the Lender may, by written notice to the Borrower, at the Lender's option; (A) immediately terminate the Commitment of the Lender hereunder, and/or (B) immediately declare the principal of, and interest accrued on, all notes evidencing outstanding Loans forthwith due and payable, whereupon the same shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any note to the contrary notwithstanding.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        Section 8.1 NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the Lender to exercise and no delay in exercising any right granted hereunder or in any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

        Section 8.2 SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein shall survive the making of Loans hereunder and the delivery of Loan Documents, and shall continue in full force and effect so long as any Loan is outstanding and unpaid and the Commitment has not been terminated.

        Section 8.3 NOTICES. Any notice or other communication hereunder to any party hereto shall be by telegram, telex or registered or certified mail and shall be deemed to have been given or made when telegraphed, telexed or deposited in the mails, postage prepaid, addressed to the party at its address specified in the introduction to this Agreement (or at any other address that the party may hereafter specify to the other parties in writing), except that notices by the Borrower under Section 2.02 hereof shall not be effective until received.

        Section 8.4 CONSTRUCTION. This Agreement and each of the Loan Documents shall be deemed contracts made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state, without regard to principles of conflicts of law.

        Section 8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, Affiliated Entities and the Lender, and their respective successors and assigns; provided, that Borrower may not assign any of their respective rights hereunder without the prior written consent of the Lender, which Lender may withhold in its sole and absolute discretion.

        Section 8.6   JURISDICTION; SERVICE OF PROCESS.

                      (a) Any suit, action or proceeding against the Borrower or any Guarantor with respect to this Agreement, or any Loan Document, or any judgment entered by any court in respect of any thereof may be brought in the courts of the State of Florida or in the U.S. District Court for the Southern District of Florida as the Lender (in its sole discretion) may elect, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding.

                      (b) In addition, the Borrower and Affiliated Entities hereby irrevocably waive, to the fullest extent permitted by law, any objection which it or they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, or any judgment entered by any court in respect of any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

        Section 8.7 PAYMENT ON OTHER THAN A BUSINESS DAY. Should any payment required by this Agreement or under any Loan Document become due and payable other than on a business day, the maturity thereof shall be extended to the next succeeding business day, and in the case of principal, with interest thereon at the rate specified in this Agreement.

        Section 8.8 HEADINGS. The headings and the Tables of Contents of this Agreement are for convenience only and are not to affect the construction of or to be taken into account in interpreting the substance of this Agreement.

        Section 8.9 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        Section 8.10 COURSE OF DEALING; AMENDMENT; SUPPLEMENTAL AGREEMENTS. No course of dealing among the Lender the Borrower and any Affiliated Entity shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender, the

Borrower and any Affiliated Entity. The Lender and the Borrower may, subject to the provisions to this Section 8.10, from time to time, enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the parties hereto. Any such supplemental agreement in writing shall be binding upon said parties.

        Section 8.11 COMMITMENT LETTER. All obligations and requirements of the Commitment Letter are incorporated herein and obligations of the parties hereto perform same shall survive the execution of this Agreement and the closing of Loans and shall continue in full force and effect until all Loans are paid in full. Whenever possible, the provisions of the Commitment Letter shall be deemed supplemental to and no in derogation of this Agreement and any Loan Documents, and in the event of conflict, the terms of this Agreement and the other Loan Documents shall control.

        Section 8.12 EXPENSES. Borrower agrees, on demand, to pay, irrespective of whether a Loan is ultimately closed, all fees, expenses, taxes, or other charges and any out-of-pocket expenses that may be incurred by Lender in connection with the making and closing of the Loan and the transactions contemplated thereby or incidental thereto including, without limitation, the fees and disbursements (including travel expenses, photocopying charges, overtime word processing and secretarial charges, courier fees and long distance telephone charges) for Lender's counsel, premiums for title insurance and recording fees, abstracting charges, documentary stamps and all intangible and recording taxes with respect to the Loan Documents (including any and all promissory notes and any other evidence of indebtedness), appraisal fees, survey costs, and all other costs customarily paid by borrowers in connection with similar commercial loans. In the event that Lender is made or becomes a party to any litigation arising out of this Agreement or any of the Loan Documents, Borrower agrees to pay Lender's court costs and attorneys' fees in connection with such litigation through and including the cost of any appeals. The obligations of Borrower under this Section 8.12 shall survive the expiration, cancellation or termination of this Agreement and the repayment of the Loans.

        Section 8.13 WAVIER OF JURY TRIAL. THE LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND NAY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                   EQUITY ONE, INC., a Maryland corporation

                                   By:_________________________________

                                   CITY NATIONAL BANK OF FLORIDA

                                   By:_________________________________

Signed, sealed and delivered
in the presence of:                EQUITY ONE, INC., a Maryland corporation

---------------------------------
Name:
                                    By:_________________________________

                                    Chiam Katzman, President

---------------------------------
Name

STATE OF FLORIDA

COUNTY OF MIAMI-DADE

        The foregoing document was acknowledged before me this ___ day of January, 1999, by CHAIM KATZMAN as President of EQUITY ONE, INC., a Maryland corporation, on behalf of the corporation. He is personally known to me or has produced _____________________ as identification.




                                              ------------------------------
                                              Name:

                                              Notary Public, State of Florida

My commission expires: